THIRD SUPPLEMENT DATED SEPTEMBER 26, 2000 TO THE

                 CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM DATED

                                  JUNE 28, 2000

                   INDIANA LITHOTRIPTERS LIMITED PARTNERSHIP I

                  Indiana Lithotripters Limited Partnership I, an Indiana limited partnership (the "Partnership"), by this Third Supplement hereby amends and supplements its Confidential Private Placement Memorandum of June 28, 2000, as amended (the "Memorandum"). Capitalized terms used herein are defined in the Glossary appearing in the Memorandum. Persons who have subscribed for or are considering an investment in the Units offered by the Memorandum should carefully review this Third Supplement.

Extension of the Offering

                  Pursuant to the authority given to the General Partner in the Memorandum, the General Partner hereby elects to extend the offering termination date to October 6, 2000 (or earlier in the discretion of the General Partner, upon the sale of all Units as provided in the Memorandum).